Exhibit 99.1

Ideal Power Reports Fourth Quarter and Full Year 2019 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

AUSTIN, TX – March 11, 2020 -- Ideal Power Inc. (Nasdaq: IPWR), pioneering the development and commercialization of highly efficient and broadly patented B-TRAN™ bi-directional power switches, reported results for its fourth quarter and full year ended December 31, 2019.

Full Year 2019 Operational Highlights:

•	Shifted to commercialization of our patented B-TRANTM technology for the global insulated-gate bipolar transistor market projected to be $7.4 billion by 2022.

•	Completed testing of proof of concept double-sided B-TRAN™ dies.

o	Demonstrated bi-directional operation with symmetrical performance in both directions;

o	Measured forward voltage drop of 0.2V, consistent with our simulations. This value is substantially lower than the corresponding junction voltage drop of approximately 1.75V for an IGBT switch; and

o	Measured breakdown voltages of up to 1200V, a characteristic required for commercial, industrial and military applications such as data centers, battery storage, renewable energy and traction drives.

•	Design basis and test results of initial B-TRAN™ devices meet the criteria for the engineering prototype sampling program.

•	Sold our Power Conversion Systems business and Power Packet Switching Architecture (PPSA™) technology to CE+T Energy Solutions for a combination of cash, CE+T Energy Solutions equity and the assumption of certain liabilities.

•	Strengthened balance sheet through the completion of a $3.5 million private placement.

Subsequent Operational Highlights:

•	Completed our second B-TRAN™ run with our international semiconductor fabricator.

•	Packaged double sided B-TRAN™ dies that are currently undergoing testing in our laboratory to generate switching data and evaluate the preliminary package design and build quality.

o	Testing results to date are consistent with our simulations, earlier unpackaged die testing and the requirements of our engineering prototype sampling program.

•	Completed our first B-TRAN™ run with our new domestic semiconductor fabricator.

•	Initial samples will be discrete packaged devices for testing. The primary target is an application where B-TRAN™ can be an enabling technology and we have partnered with a third party to pursue a technology demonstration project in the second or third quarter of 2020.

•	B-TRAN™ Patent Estate: Currently have 51 issued B-TRAN™ patents with 15 of those issued outside of North America and 34 pending B-TRAN™ patents. Our current geographic coverage now includes North America, China, Japan and Europe with potential to expand coverage into Korea and India.

Management Commentary

“2019 was a transformative year for Ideal Power, as we shifted our focus to the development of the proprietary B-TRAN™ power switch technology,” said Dr. Lon Bell, Chief Executive Officer of Ideal Power. “The divestiture of our legacy power conversion systems business has provided us with both a singular focus and a reduced cash burn which, when paired with our recent $3.5 million private placement, fortifies our balance sheet for 2020.

“We believe that our technology is transformational in both its bi-directionality and its ability to reduce switching and conduction losses, problems which hold back many current and potential applications. As we make further progress on Phase Two of our commercialization plan, which entails the fabrication of parts with partners and the delivery of samples to potential customers for evaluation, I am more optimistic about the future of Ideal Power than at any prior time in our history. We have significant potential for momentum to quickly build as we enter Phase Three of our commercialization plan, which begins with third party validation of our B-TRAN™ technology,” concluded Bell.

Fourth Quarter & Full Year 2019 Financial Results

•	The company had no revenues from continuing operations in the fourth quarter or full year 2019.

•	Fourth quarter of 2019 operating expenses were $0.8 million compared to $1.0 million in the fourth quarter of 2018. FY 2019 operating expenses were $3.1 million compared to $4.3 million in FY 2018. The decrease in operating expense was due to lower general and administrative expenses, partly attributable to our cost reduction activities.

•	Fourth quarter of 2019 net loss was $0.8 million compared to $1.9 million in the fourth quarter of 2018. FY 2019 net loss was $3.9 million, compared to $7.9 million in FY 2018. The decrease in net loss was primarily due to a significantly lower loss from discontinued operations as well as lower operating expenses.

•	Fourth quarter of 2019 cash used in operating activities for continuing operations was $0.7 million compared to $1.6 million in the fourth quarter of 2018. FY 2019 cash used in operating activities for continuing operations was $2.6 million compared to $3.8 million in FY 2018.

•	Cash and cash equivalents totaled $3.1 million as of December 31, 2019, with no long-term debt outstanding.

Conference Call Details

Ideal Power Chairman, CEO and President Dr. Lon Bell, CFO Tim Burns and B-TRAN Chief Commercial Officer Dan Brdar will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Wednesday, March 11, 2020
Time:	4:30 p.m. EST, 1:30 p.m. PST
Toll-free dial-in number:	1-888-204-4368
International dial-in number:	1-323-994-2093
Conference ID:	9982221

Please call the conference telephone number 5 to 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=138342 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through April 11, 2020.

Toll Free Replay Number:	1-844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	9982221

About Ideal Power Inc.
Ideal Power (Nasdaq: IPWR) is pioneering the development of its broadly patented bi-directional power switches, creating highly efficient and ecofriendly energy control solutions for industrial, alternative energy, military and automotive applications. The company is focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bi-directional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ modules will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of our B-TRAN™ technology, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace of development and commercialization of our B-TRAN™ technology, our ability to start our technology demonstration in the second or third quarter of 2020, our ability to maintain our reduced cash burn and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
MZ North America
Chris Tyson
949-491-8235
IPWR@mzgroup.us
www.mzgroup.us

IDEAL POWER INC.
Balance Sheets

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$3,057,682	$3,258,077
Prepayments and other current assets	248,148	333,877
Current assets of discontinued operations held for sale	-	1,096,323
Total current assets	3,305,830	4,688,277

Property and equipment, net	47,302	63,214
Intangible assets, net	1,634,378	1,396,409
Right of use asset	260,310	-
Other assets	17,920	17,920
Total assets	$5,265,740	$6,165,820
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$182,956	$94,203
Accrued expenses	319,135	167,755
Current portion of lease liability	183,119	-
Current liabilities of discontinued operations held for sale	-	877,755
Total current liabilities	685,210	1,139,713

Long-term lease liability	82,055	-
Other long-term liabilities	609,242	428,163
Total liabilities	1,376,507	1,567,876

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2019; 1,518,430 shares issued and outstanding at December 31, 2018	-	1,518
Common stock, $0.001 par value; 50,000,000 shares authorized; 2,101,272 shares issued and 2,099,951 shares outstanding at December 31, 2019; 1,404,479 shares issued and 1,403,158 shares outstanding at December 31, 2018	2,101	1,404
Additional paid-in capital	71,242,256	68,022,484
Treasury stock, at cost; 1,321 shares at December 31, 2019 and 2018, respectively	(13,210)	(13,210)
Accumulated deficit	(67,341,914)	(63,414,252)
Total stockholders’ equity	3,889,233	4,597,944
Total liabilities and stockholders’ equity	$5,265,740	$6,165,820

IDEAL POWER INC.
Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Product revenue	$–	$–	$–	$–
Cost of product revenue	–	–	–	–
Gross profit	–	–	–	–

Operating expenses:
Research and development	245,410	128,247	1,050,151	871,742
General and administrative	544,787	842,708	2,065,112	3,439,882
Total operating expenses	790,197	970,955	3,115,263	4,311,624

Loss from continuing operations before interest	(790,197)	(970,955)	(3,115,263)	(4,311,624)
Interest (income) expense, net	1,195	(3,204)	4,267	(40,021)
Loss from continuing operations	(791,392)	(967,751)	(3,119,530)	(4,271,603)
Loss from discontinued operations	(30,978)	(908,707)	(799,025)	(3,633,386)
Loss on sale of discontinued operations	–	–	(9,107)	-
Net loss	$(822,370)	$(1,876,458)	$(3,927,662)	$(7,904,989)

Loss from continuing operations per share – basic and fully diluted	$(0.36)	$(0.69)	$(1.89)	$(3.05)
Loss from discontinued operations per share – basic and fully diluted	(0.01)	(0.65)	(0.49)	(2.59)
Net loss per share – basic and fully diluted	$(0.37)	$(1.34)	$(2.38)	$(5.64)

Weighted average number of shares outstanding – basic and fully diluted	2,228,152	1,402,655	1,653,996	1,401,462

 IDEAL POWER INC.
Statements of Cash Flows

	For the Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Loss from continuing operations	$(3,119,530)	$(4,271,603)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	110,463	137,509
Write-off of capitalized patents	14,707	56,504
Stock-based compensation	184,339	730,802
Decrease (increase) in operating assets:
Prepaid expenses and other assets	85,729	(58,349)
Increase (decrease) in operating liabilities:
Accounts payable	88,753	(118,621)
Accrued expenses	73,978	(308,501)
Net cash used in operating activities	(2,561,561)	(3,832,259)
Net cash used in operating activities – discontinued operations	(657,096)	(2,713,957)
Cash flows from investing activities:
Purchase of property and equipment	(4,253)	(1,088)
Acquisition of intangible assets	(99,845)	(133,061)
Net cash used in investing activities	(104,098)	(134,149)
Net cash provided by (used in) investing activities – discontinued operations	23,587	(78,084)
Cash flows from financing activities:
Net proceeds from issuance of common stock and pre-funded warrants	3,098,773	—
Payment of taxes related to restricted stock vesting	—	(5,721)
Net cash provided by (used in) financing activities	3,098,773	(5,721)
Net increase (decrease) in cash and cash equivalents – continuing operations	433,114	(3,972,129)
Net decrease in cash and cash equivalents – discontinued operations	(633,509)	(2,792,041)
Cash and cash equivalents at beginning of year	3,258,077	10,022,247
Cash and cash equivalents at end of year	$3,057,682	$3,258,077